SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 24, 2004

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                         1-11596                    58-1954497
 ---------------                 ----------------              -------------
 (State or other                 (Commission File              (IRS Employer
 jurisdiction of                       Number)               Identification No.)
 incorporation)

1940 N.W. 67th Place, Suite A, Gainesville, Florida                32653
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     (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code (352) 373-4200


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02.  Termination of a Material Definitive Agreement.

            On August 24, 2004, the Company gave notice of its intent to prepay and did prepay the $5.6 million principal amount outstanding under its 13.5% Senior Subordinated Notes due July 31, 2006, plus accrued interest and applicable fees. This will result in the elimination of annual interest expense of approximately $760,000 associated with this senior subordinated debt, before any interest expense under the revolving credit facility in connection with amounts borrowed to prepay the senior subordinated debt. The Company received proceeds from a private placement held earlier in the year for the purpose of prepayment of this senior subordinated debt, which were used in the interim to pay down the revolving credit facility. Additionally, the Company will no longer amortize the debt discount and prepaid financing fees from the original financing of these senior subordinated notes, resulting in additional savings of approximately $584,000 per year. However, the company will take a one-time, non-cash charge of approximately $1.2 million in the third quarter of 2004 for the write-off of the unamortized portion of the above described debt discount and prepaid financing fees. The Company paid an early termination fee of approximately $190,000, as a result of the pre-payment.

Item  2.04. Triggering  Events That  Accelerate  or Increase a Direct  Financial
            Obligation or an Obligation under an Off-Balance Sheet Arrangement.

            The information set forth in Item 1.02 is herein incorporated by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                                          By:   /s/ Richard T. Kelecy
                                                --------------------------------
                                                Richard T. Kelecy
Dated: August 25, 2004                          Chief Financial Officer